Exhibit 10.6.3

INVESTMENT AGREEMENT

THIS INVESTMENT AGREEMENT (this “Agreement”), dated as of November 18, 2021, is by and among (i) Revelstone Capital Acquisition Corp., a Delaware company (the “SPAC”), (ii) Revelstone Capital, LLC, a Delaware limited liability company (the “Sponsor”), and (iii) the parties set forth on Exhibit A attached hereto (each, an “Investor”).

WHEREAS, in connection with the initial public offering (the “IPO”) of 15,000,000 units of the SPAC (exclusive of any units that may be issued pursuant to the underwriter’s over-allotment option), the Investors have expressed an interest in acquiring, in aggregate, up to 1,350,000 units in the IPO (subject to reduction as set forth herein), which units shall not exceed 9.0% of the total number of units offered in the IPO (each Investor’s pro-rata amount of such units set forth on Exhibit A, their “IPO Indication”), at a price of $10.00 per unit.

WHEREAS, the parties wish to enter into this Agreement pursuant to which Investors will purchase from the Sponsor, shares of Class B common stock, par value $0.0001 per share, of the SPAC (the “Founder Shares”) for the price per share originally paid by the Sponsor for the Founder Shares, or approximately $0.006 per share (the “Per Share Price”).

NOW THEREFORE, the parties hereto hereby agree as follows:

Section 1.               Sale and Purchase.

(a)            In connection with the IPO Indication, and subject to the satisfaction of the conditions set forth in Section 1(b), the Sponsor hereby agrees to sell to each Investor the number of Founder Shares set forth on Exhibit A (such shares, the “Transferred Shares”) for the purchase price set forth for each Investor on Exhibit A (the “Transfer Price”) on the date of the closing of the IPO, and each Investor hereby agrees to purchase the Transferred Shares (the “Transfer”). The parties acknowledge that the Transfer by Sponsor directly to each Investor is being undertaken for the convenience of the parties in lieu of (i) the transfer by Sponsor of the Transferred Shares to SPAC for cancellation and (ii) the reissuance and sale of such Transferred Shares by SPAC to Investor in connection with its purchase of units of the SPAC. Concurrently with the Transfer, in consideration for the transfer of the Transferred Shares,  each Investor shall pay the Transfer Price set forth on Exhibit A to the Sponsor in immediately available funds. Each Investor shall not be required to purchase more than its IPO Indication (as set forth on Exhibit A) due to any upsizing, overallotment exercise or any other reason provided that if any Investor in its sole discretion does determine to purchase more than the IPO Indication, it shall not purchase an additional IPO quantity without first having the opportunity to purchase additional Founder Shares at the Per Share Price in a manner proportional to any increase in the Investor’s IPO allocation above the IPO Indication. Sponsor shall not be required to offer any additional Founder Shares to Investor other than the Transferred Shares and may determine to do so in its sole discretion.

(b)            Subject to (i) the fulfillment by Investor (but only to the extent actually allocated to the Investor by the underwriters) of the IPO Indication (which shall include the acquisition of 100% of the units allocated to such Investor by the underwriter in the IPO (exclusive of any units that may be offered pursuant to the underwriters’ over-allotment option)); and (ii) such Investor’s payment of the Transfer Price as contemplated by Section 1(a) of this Agreement, the Transfer shall occur and be effective upon the closing of the IPO, automatically and without any action of any other party hereto. The parties hereto acknowledge that in the event an Investor or its affiliates does not submit the IPO Indication, the Sponsor and the SPAC’s only remedy with respect thereto shall be the forfeiture of such Investor’s Transferred Shares.

(c)            Notwithstanding anything to the contrary herein, the number of Transferred Shares shall not be subject to surrender, transfer, disposal, exchange, claw-backs, earn-out, cut-back, reduction, mandatory repurchase, redemption or forfeiture for any reason, including, but not limited to, (i) transfer of the Founder Shares to any person, (ii) downsizing of the IPO, (iii) failure of the underwriter to exercise its over-allotment option, (iv) concessions or “earnout” triggers in connection with the negotiation of a Business Combination (as defined below), (v) or any other modification, without the Investor’s prior written consent; provided, for the avoidance doubt, the foregoing shall not preclude (w) the waiver of the anti-dilution provisions with respect to the Founder Shares in accordance with the SPAC’s second amended and restated certificate of incorporation as provided therein, (x) the conversion of the Transferred Shares into shares of Class A Common Stock in accordance with SPAC’s second amended and restated certificate of incorporation, and (y) the conversion, exchange or adjustment of the Transferred Shares as a matter of law in connection with a merger or otherwise or in connection with an amendment of the SPAC’s or any successor entity’s memorandum and articles of association or comparable organizational documents.

(d)            The obligations of Investor hereunder are subject to there being no material change in the structure, terms and conditions or the capital structure of the SPAC from that set forth in the Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the “SEC”) on August 30, 2021 (the “Registration Statement”), other than disclosure regarding this Agreement and similar agreements with other investors.

(e)            In connection with the IPO, the SPAC shall enter into a registration rights agreement (the “Registration Rights Agreement”) with the Sponsor, each Investor and certain other parties thereto in substantially the form filed as an exhibit to the Registration Statement, which will provide that the SPAC shall indemnify each Investor in respect of liabilities it may incur arising out of disclosure included in or excluded from the Registration Statement, and will provide Investor a reasonable opportunity to provide comments to the disclosure included therein regarding Investor, which shall not be unreasonably denied. The Registration Rights Agreement shall provide each Investor with registration rights with respect to the Transferred Shares that are no less favorable to Investor than the registration rights of the Sponsor set forth therein. Notwithstanding anything to the contrary herein or in the Registration Rights Agreement, the SPAC shall use best efforts to file a registration statement with respect to the resale or other disposition of the Class A Common Stock to be issued upon conversion of the Transferred Shares within 30 days of the completion of the Business Combination, regardless of the demand of any Holder (as defined in the Registration Rights Agreement) but otherwise in accordance with the provisions of the Registration Rights Agreement.

Section 2.                Representations and Warranties of the SPAC.

The SPAC hereby represents and warrants to each Investor, as of the date hereof and as of the closing date of the IPO (except for any representations expressly given as of a specific date), as follows:

(a)            The SPAC has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

(b)            This Agreement has been duly and validly executed and delivered by the SPAC and constitutes a legal, valid and binding obligation of the SPAC enforceable against the SPAC in accordance with its terms.

(c)            The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance of its obligations hereunder will not materially conflict with, or result in any material violation of or default under, any agreement or other instrument to which the SPAC is a party or by which the SPAC is bound, or any decree, order, statute, rule or regulation applicable to the SPAC.

(d)            On the date hereof, after giving pro forma effect to the Sponsor’s intended forfeiture of 562,500 Founder Shares (the “Sponsor Forfeiture”) in connection with the IPO as set forth in the Registration Statement, the authorized share capital of the SPAC consists of:

i.       180,000,000 shares of Class A Common Stock. There are currently no Shares of Class A Common Stock issued and outstanding on the date hereof.

ii.       20,000,000 Founder Shares. After giving pro forma effect to the Sponsor Forfeiture, there are currently 3,750,000 Founder Shares outstanding as of the date hereof. All of the issued and outstanding Founder Shares have been duly authorized, are fully paid and nonassessable and were issued free and clear of all liens, pledges, security interests, charges, claims, encumbrances, agreements, options, voting trusts, proxies and other arrangements or restrictions of any kind (“Encumbrances”), other than those arising under the organizational documents of the SPAC or the Sponsor, those arising under applicable securities laws or as otherwise disclosed in the Registration Statement. The issuance of the Founder Shares was not in violation of the preemptive or other similar rights of any securityholder of the Company, and the sale of the Founder Shares to the Sponsor was exempt from the registration requirements of the Securities Act of 1933 and any other applicable securities laws.

iii.       1,000,000 Shares of Preferred Stock. There are currently no Shares of Preferred Stock issued and outstanding on the date hereof.

(e)            There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body (collectively, “actions”) pending or, to the knowledge of the SPAC, threatened against or affecting the SPAC or to the SPAC’s knowledge, any of the SPAC’s officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such, which, if determined adversely, would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the SPAC to enter into and perform its obligations under this Agreement.

(f)             none of the information conveyed to the Investor in connection with the transactions contemplated by this Agreement will constitute material nonpublic information of the SPAC upon the effectiveness of the SPAC’s current Registration Statement, as amended.

(g)            All corporate action required to be taken by the SPAC’s board of directors and stockholders in order to authorize the SPAC to enter into this Agreement and to issue the Shares of Class A Common Stock and Transferred Shares has been taken or will be taken prior to the IPO. All action on the part of the stockholders, directors and officers of the SPAC necessary for the execution and delivery of this Agreement, the performance of all obligations of the SPAC under this Agreement to be performed as of the IPO, and the issuance and delivery of the Shares of Class A Common Stock and Transferred Shares has been taken or will be taken prior to the IPO. This Agreement, when executed and delivered by the SPAC, shall constitute the valid and legally binding obligation of the SPAC, enforceable against the SPAC in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Registration Rights Agreement (defined below) may be limited by applicable federal or state securities laws.

(h)            The SPAC has complied, and will continue to comply, with all applicable laws, including, without limitation, the Anti-Corruption Laws and the Anti-Money Laundering Laws.

(i)             The SPAC has not, and agrees that it shall not, in connection with the transactions contemplated by this Agreement, or in connection with any other business transactions involving Investor or its subsidiaries, make any payment, transfer anything of value, or offer anything of value, directly or indirectly:

i.       to any governmental official or employee (including employees of a government corporation or public international organization) or to any political party or candidate for public office; or

ii.       to any other person or entity if such payments or transfers would violate the laws of the country in which made, the laws of the United States, including the trade sanction and economic embargo programs enforced by OFAC or the laws of any other applicable country.

“Anti-Corruption Laws” means any applicable law, regulation, or rule related to combating corruption or bribery, including, but not limited to, the United States Foreign Corrupt Practices Act of 1977 as amended and any other applicable law.

“Anti-Money Laundering Laws” means any applicable law, regulation, or rule related to combating money laundering, suspicious transactions, trade embargos, economic sanctions, or terrorist financing, including, but not limited to, the US Bank Secrecy Act of 1986, the USA Patriot Act of 2001 (in each case to the extent applicable to the Parties and to this Agreement), the Specially Designated Nationals List or any similar list maintained by the Office of Foreign Assets Control (“OFAC”) at the United States Department of the Treasury.

Section 3.               Representations and Warranties of the Sponsor.

The Sponsor hereby represents and warrants to each Investor, as of the date hereof and as of the closing date of the IPO, as follows:

(a)            The Sponsor has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

(b)            This Agreement has been duly and validly executed and delivered by the Sponsor and constitutes a legal, valid and binding obligation of the Sponsor enforceable against the Sponsor in accordance with its terms.

(c)            The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance of its obligations hereunder will not materially conflict with, or result in any material violation of or default under, any agreement or other instrument to which the Sponsor is a party or by which the Sponsor is bound, or any decree, order, statute, rule or regulation applicable to the Sponsor.

(d)            Substantially concurrently with the execution of this Agreement, the Sponsor is entering into separate agreements with other “anchor investors” in respect of indications of interest in purchasing units in the IPO (the “Other Anchor Investor Agreements”). The Sponsor represents that the material terms of such Other Anchor Investor Agreements, directly or indirectly, are not more favorable to such other “anchor investors” thereunder than the terms of this Agreement. For the avoidance of doubt, if any other “anchor investor” has an ability to purchase more Founder Shares at the Per Share Price than the Investor pursuant to any Other Anchor Investor Agreement, then such other “anchor investor” shall not be considered to have more favorable material terms than the Investor, provided that the proportion of Founder Shares to size of IPO Indication is the same as this Agreement. In the case that another “anchor investor” is afforded, directly or indirectly, more favorable terms than Investor pursuant to any Other Anchor Investor Agreement, the Sponsor shall promptly notify Investor of such more favorable terms, and Investor shall have the right to elect to have such more favorable terms, so as to be on the same terms, in which case the parties hereto shall promptly amend this Agreement to effect the same.

(e)            The Sponsor is the record and beneficial owner of the Transferred Shares. Except as described in this Agreement or in the Registration Statement, there is no agreement, arrangement or understanding with any other person regarding the sale or transfer of any Transferred Shares, and there exist no Encumbrances affecting the Transferred Shares, other than those arising under the organizational documents of the SPAC or the Sponsor, those arising under applicable securities laws or as otherwise disclosed in the Registration Statement. Upon transfer of the Transferred Shares to the Investor at the closing of the IPO against payment of the Transfer Price, the Investor will acquire ownership of the Transferred Shares, free and clear of all Encumbrances affecting the Transferred Shares, other than those arising pursuant to this Agreement, those arising under applicable securities laws or as otherwise disclosed in the Registration Statement or those Encumbrances created, implemented or imposed by the Investor.

(f)             No governmental, administrative or other third party consents or approvals are required, necessary or appropriate on the part of the Sponsor in connection with the transactions contemplated by this Agreement, other than such state Blue Sky and FINRA consents and approvals as may be required in connection with the transactions contemplated hereby.

(g)            No broker, finder or intermediary has been paid or is entitled to a fee or commission from or by the Sponsor in connection with the sale of the Transferred Shares nor is the Sponsor entitled to or will accept any such fee or commission.

(h)            The Sponsor has complied, and will continue to comply, with all applicable laws, including, without limitation, the Anti-Corruption Laws and the Anti-Money Laundering Laws.

(i)             The Sponsor has not, and agrees that it shall not, in connection with the transactions contemplated by this Agreement, or in connection with any other business transactions involving Investor or its subsidiaries, make any payment, transfer anything of value, or offer anything of value, directly or indirectly:

i.       to any governmental official or employee (including employees of a government corporation or public international organization) or to any political party or candidate for public office; or

 ii.     to any other person or entity if such payments or transfers would violate the laws of the country in which made, the laws of the United States, including the trade sanction and economic embargo programs enforced by OFAC or the laws of any other applicable country.

(j)             There are no pending or, to the knowledge of the Sponsor, threatened, actions, which, if determined adversely, would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Sponsor to enter into and perform its obligations under this Agreement.

Section 4.               Representations and Warranties of Investor.

Each Investor hereby represents and warrants, severally and not jointly, to the SPAC and the Sponsor, as follows:

(a)            Investor has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

(b)            This Agreement has been duly and validly executed and delivered by Investor and constitutes a legal, valid and binding obligation of Investor enforceable against Investor in accordance with its terms.

(c)            The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance of its obligations hereunder will not materially conflict with, or result in any material violation of or default under, any agreement or other instrument to which Investor is a party or by which Investor is bound, or any decree, order, statute, rule or regulation applicable to Investor.

(d)            Investor is an “accredited investor” as that term is defined in Regulation D promulgated under the Securities Act of 1933, as amended.

(e)            The Investor has complied, and will continue to comply, with all applicable laws, including, without limitation, the Anti-Corruption Laws and the Anti-Money Laundering Laws.

(f)             The Investor has not, and agrees that it shall not, in connection with the transactions contemplated by this Agreement, make any payment, transfer anything of value, or offer anything of value, directly or indirectly:

i.       to any governmental official or employee (including employees of a government corporation or public international organization) or to any political party or candidate for public office; or

ii.       to any other person or entity if such payments or transfers would violate the laws of the country in which made, the laws of the United States, including the trade sanction and economic embargo programs enforced by OFAC or the laws of any other applicable country.

Section 5.               Additional Agreements and Acknowledgements of Investor.

(a)            Each Investor , severally and not jointly, agrees with the SPAC not to transfer, assign or sell any Transferred Shares or the Shares of Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), issuable upon conversion of the Transferred Shares held by it until the earlier of (i) one year after the date the SPAC consummates a Business Combination (as defined below) or (ii) subsequent to a Business Combination, (A) the first date on which the last reported closing price of the Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the consummation of a Business Combination or (B) the date on which the SPAC completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction which results in all of the SPAC’s stockholders having the right to exchange their Class A Common Stock for cash, securities or other property. For the avoidance of doubt, (i) this Section 5 shall not restrict the Investor from transferring, assigning or selling any Class A Common Stock, warrants (including Class A Common Stock issuable upon the exercise thereof) or units acquired in the IPO or any security of the SPAC purchased by the Investor in the open market, other private transactions (except for Class A Common Stock which was converted from Class B Common Stock), and any warrants or shares of common stock of the post Business Combination SPAC (including shares issuable upon the exercise of such warrants) acquired in the open market, (ii) Investor shall be not be subject to any other agreements or understandings by virtue of the transactions contemplated herein (including, but not limited to, any shareholder agreements or similar agreements), and (iii) the Transferred Shares directly or indirectly owned by the Investor will not be subject to additional lock-ups other than (A) as provided in this Section 5(a), (B) as provided in the Registration Statement or (C) as may be applicable to all Founder Shares in connection with a Business Combination.

(b)            Notwithstanding the provisions set forth in this Section 5, transfers of the Transferred Shares and Class A Common Stock issued or issuable upon the exercise or conversion of the Transferred Shares that are held by Investor or any of its permitted transferees that have complied with this Section 5, are permitted (A) to any person that would be a Permitted Transferee of the Sponsor pursuant to the letter agreement among the SPAC and its officers, directors and the Sponsor to be executed in connection with the IPO; (B) to an affiliate of Investor; (C) in the event of the SPAC’s liquidation, merger, capital stock exchange, reorganization or other similar transaction which results in all of the SPAC’s stockholders having the right to exchange their Class A Common Stock for cash, securities or other property; provided, however, that in the case of clauses (A) and (B), these permitted transferees must enter into a written agreement with the SPAC agreeing to be bound by the transfer restrictions herein and the other restrictions contained in this Agreement.

(c)            Each Investor acknowledges severally and not jointly, that the SPAC was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination involving the SPAC and one or more businesses (a “Business Combination”). Each Investor agrees, severally and not jointly, with the SPAC that if the SPAC seeks stockholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, Investor shall vote all Founder Shares in favor of such proposed Business Combination. Notwithstanding the foregoing, nothing contained in this Agreement shall prevent any Investor from seeking redemption for any Class A Common Stock it acquires in the IPO or in the open market or otherwise in accordance with the terms and conditions applicable to the Class A Common Stock and the IPO described in the Registration Statement.

(d)            Each Investor acknowledges, severally and not jointly, that it is aware the SPAC will establish a trust account (the “Trust Account”) for the benefit of its public stockholders upon the closing of the IPO. Investor agrees, severally and not jointly, that it has no right, title, interest or claim of any kind in or to any monies held in the Trust Account, or any other asset of the SPAC as a result of any liquidation of the SPAC with respect to the Transferred Shares. For the avoidance of doubt, this Section 5(c) shall not limit any right, title, interest or claim of the Investors in or to the monies held in the Trust Account with respect to Class A Common Stock acquired by the Investors in the IPO, in another private transaction or in the open market in accordance with the terms and conditions applicable to the Class A Common Stock described in the Registration Statement.

(e)            Notwithstanding anything in this Agreement to the contrary, the SPAC shall have the right to publicly disclose the Investor’s commitments, arrangements and understandings under and relating to this Agreement in its Registration Statement, including any information requested by the SEC in connection with review of such Registration Statement, and any registration statement filed or amended on or after the date of this Agreement. For the avoidance of doubt, the SPAC shall have the right to publicly disclose the name of Investor if such disclosure is requested by the SEC in connection with review of the Registration Statement; provided that (i) each Investor shall have the right to review such disclosure for a period of one business day and propose comments to such disclosure and (ii) the SPAC shall take into consideration any reasonable comments to such disclosure prior to publicly disclosing the name of such Investor.

Section 6.               Miscellaneous.

(a)            In the event the IPO does not occur by December 31, 2021, this Agreement shall terminate and be of no further force and effect.

(b)            This Agreement shall be governed by the internal laws (and not the law of conflicts) of the State of New York.

(c)            This Agreement may not be amended, modified or waived without the written consent of the parties hereto.

(d)            Except as expressly provided for herein, the rights and obligations under this Agreement may not be assigned by any party hereto without the prior written consent of the other parties; provided, that each Investor may assign this Agreement or any of its rights, interests or obligations hereunder to any of its affiliates at any time without the prior written approval of any party hereto provided such affiliate executes a joinder to this Agreement.

(e)            From time to time, at the reasonable request of any of the other parties hereto, each party hereto shall execute and deliver such additional documents and instruments and take such further lawful action as may be necessary to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

(f)            Any term or provision of this Agreement which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining rights of the person intended to be benefited by such provision or any other provisions of this Agreement.

(g)            This Agreement may be executed in two or more counterparts, each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument. Any signature page delivered by a facsimile machine or electronic mail shall be binding to the same extent as an original signature page.

(h)            The parties hereto agree that irreparable damage may occur in the event any provision of this Agreement is not performed in accordance with the terms hereof, and that the parties shall be entitled to seek specific performance of the terms hereof, in addition to any other remedy at law, in equity, or otherwise.

(i)             This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

(j)             This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and permitted assigns.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

INVESTOR:

CNH PARTNERS, LLC, IN ITS CAPACITY AS INVESTMENT ADVISER FOR INVESTOR:

CNH Master Account, L.P.

AQR CAPITAL MANAGEMENT, LLC, IN ITS CAPACITY AS INVESTMENT ADVISER FOR INVESTORS:

AQR Absolute Return Master Account, L.P.

AQR Corporate Arbitrage Master Account, L.P.

AQR Global Alternative Investment Offshore Fund, L.P.

AQR DELTA Master Account, L.P.

AQR Global Alternative Premia Master Account, L.P.

AQR Tax Aware Legacy Fund, LLC

AQR Tax Advantaged Absolute Return Fund, L.P.

AQR Innovation - Series 14 Tactical Risk Premia Fund

By:	/s/ Bethany Oleynick
Name: Bethany Oleynick
Title: Managing Director & Authorized Signatory

CAAS CAPITAL MASTER FUND LP

By:	/s/ Jane Korach
Name: Jane Korach
Title: General Counsel

METEORA CAPITAL PARTNERS, LP And;
GLAZER SPECIAL OPPORTUNITY FUND I, LP

By:	/s/ Joseph Tonnos
Name: Joseph Tonnos
Title: Associate PM & Principal

SCCO Anchor Acquisition, Ltd

By:	/s/ Wayne Cohen
Name: Wayne Cohen
Title: Authorized Person

SCMD Anchor Acquisition, Ltd

By:	/s/ Wayne Cohen
Name: Wayne Cohen
Title: Authorized Person

SCEN Anchor Acquisition, Ltd

By:	/s/ Wayne Cohen
Name: Wayne Cohen
Title: Authorized Person

Sculptor SC II, LP

By: Sculptor Capital II LP, its investment manager

By: Sculptor Capital Holding II LLC, its General Partner

By: Sculptor Capital LP, its Member

By: Sculptor Capital Holding Corporation, its General Partner

By:	/s/ Wayne Cohen
Name: Wayne Cohen
Title: President and COO

SPAC:

REVELSTONE CAPITAL ACQUISITION CORP.

By:	/s/ Daniel Neukomm
Name: Daniel Neukomm
Title: Co-Chief Executive Officer

SPONSOR:

REVELSTONE CAPITAL, LLC

By:	/s/ Morgan Callagy
Name:	Morgan Callagy
Title:	Managing Member

Signature Page to Investment Agreement

Exhibit A

Investor	Units in IPO	Transferred Shares	Transfer Price
CNH Master Account, L.P.	48,201	3,615	$21.69
AQR Corporate Arbitrage Master Account, L.P.	391,565	29,367	$176.20
AQR Absolute Return Master Account, L.P.	250,245	18,768	$112.61
AQR Tax Advantaged Absolute Return Fund, L.P.	12,731	955	$5.73
AQR Global Alternative Investment Offshore Fund, L.P.	533,247	39,994	$239.96
AQR Tax Aware Legacy Fund, LLC	2,636	198	$1.19
AQR DELTA Master Account, L.P.	69,311	5,198	$31.19
AQR Global Alternative Premia Master Account, L.P.	38,732	2,905	$17.43
AQR Innovation - Series 14 Tactical Risk Premia Fund	3,332	250	$1.50
CaaS Capital Master Fund LP	1,350,000	101,250	$675.00
Meteora Capital Partners, LP	675,000	50,625	$337.50
Glazer Special Opportunity Fund I, LP	675,000	50,625	$337.50
SCMD Anchor Acquisition, Ltd.	438,750	32,906	$219.38
SCEN Anchor Acquisition, Ltd.	135,000	10,125	$67.50
SCCO Anchor Acquisition, Ltd.	135,000	10,125	$67.50
Sculptor SC II, LP	641,250	48,094	$320.62
Tenor Opportunity Master Fund, Ltd.	1,350,000	101,250	$675.00